LEATT UNVEILS HELMET PROTOTYPES

Leatt Presents Innovative Helmet Technology - Significantly
Smaller than Competitors’ Helmets, Designed to Prevent
Concussions in Motocross, Cycling

CAPE TOWN, South Africa (June 19, 2014) – Leatt Corporation (OTCQB: LEAT), a global developer of personal protective equipment for athletes, in extreme sports, including the Leatt-Brace®, which helps prevent devastating cervical spine injuries in helmeted sports, today announced that it has introduced to the trade press two innovative, “full face,” uniquely- designed protective helmet prototypes for off-road motorcycle and cycling use. The official launch of the new line of helmets is planned for this summer.

“The helmets, designed by our Leatt Lab engineers and team of international designers, are designed to be up to 20 percent smaller than those of our major competitors, in order to reduce momentum to the neck, as well as relative brain rotation during a crash. The helmets are equipped with a variety of innovations to maximize protection while providing the superlative blend of comfort and safety that Leatt is known for worldwide,” noted Leatt Founder and Research and Development head, Dr. Christopher Leatt.

The two helmet prototypes shown in the demonstration, a GPX Motocross design and a DBX Downhill mountain biking design, have been equipped with a patent-pending, 360 degree Turbine technology that uses a visco-elastic polymer material called Armourgel. The 360 degree Turbine technology is built into a circular array of impact-absorbing spacers placed between the rider’s head and the helmet’s padded EPS liner to help control a rider’s head rotation within the helmet liner while protecting the brain from the kinds of low energy impacts that are considered to be the leading cause of concussions among cyclists and off-road motorcycle riders. Leatt will also use the impact protection qualities of Armourgel in a new line of lightweight knee and elbow guards, chest and back protection gear and on the back of its gloves.

“We are very excited about the upcoming introduction of our new line of helmets, which are the culmination of years of research, development and testing by our international team of advanced engineers and designers,” CEO Sean Macdonald said. “We have a commercialization plan in place that we believe will allow us to demonstrate to the world that we continue to lead in the design of comfortable, safe and effective protective gear. We look forward to the official global launch of our new helmet designs at industry shows in the coming months.”

The new Leatt helmets are also engineered to reduce the thickness necessary to mute forceful impacts by utilizing a dual density in-molded EPS liner.

About Leatt Corporation

Leatt Corporation develops personal protective equipment and ancillary products for all forms of sports, especially extreme motor sports. The Leatt-Brace® is an award-winning neck brace system considered the gold standard for neck protection for anyone wearing a crash helmet as a form of protection. It was designed for participants in extreme sports or riding motorcycles, bicycles, mountain bicycles, all-terrain vehicles, snowmobiles and other vehicles. For more information, visit: www.leatt-corp.com | www.leatt.com

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the “Company”) within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the Company’s new helmet designs on the business and operations of the Company; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to effect the global launch of the new helmet designs in the coming months and to implement its commercialization plan for the new helmets; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," “should,” “could,” "intends," or "projects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

Leatt Corporation
Sean Macdonald
Chief Executive Officer
Sean.Macdonald@leatt.com
+ (27) 21 557 7257

Allen & Caron, Inc.
Michael Mason (Investors)
michaelm@allencaron.com
(212) 691-8087

Len Hall (Media)
len@allencaron.com
(949) 474-4300